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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

    Ernest J. Schenk, Manager, Investor Relations and Communication
       (616)673-9212

    E-mail: investor@perrigo.com


                          PERRIGO COMPANY EXTENDS SHARE
                               REPURCHASE PROGRAM


         ALLEGAN, Michigan -- August 20, 2002 -- The Perrigo Company (Nasdaq:
    PRGO) today announced that its Board of Directors has authorized the repurchase of an additional $20 million of the Company's common stock under its ongoing share repurchase program. As of August 15, 2002, Perrigo had 70,688,467 common shares outstanding.

         Under share repurchase authorizations since November 2000, Perrigo has repurchased approximately 4.5 million shares at a cost of approximately $52 million.

         Perrigo Company is the nation's largest manufacturer of over-the-counter (non-prescription) pharmaceutical and nutritional products sold by supermarket, drug, and mass merchandise chains under their own labels. The Company's products include over-the-counter pharmaceuticals such as analgesics, cough and cold remedies, gastrointestinal, and feminine hygiene products, and nutritional products, such as vitamins, nutritional supplements and nutritional drinks. Visit Perrigo on the Internet (www.perrigo.com).

         Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 24-29 of the Company's Form 10-K for the year ended June 30, 2001 for a discussion of certain important factors that relate to forward-looking statements contained in this press release. In addition, the Company's future results may be affected by the impact of events flowing from the September 11, 2001 terrorist attacks, current economic conditions in the United States, retailers' financial difficulties or current cough/cold/flu seasonal trends. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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